UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 20, 2011, PerkinElmer, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $500 million aggregate principal amount of 5.00% Senior Notes due 2021 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-165935) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission (the “Offering”).

The Company expects that the net proceeds from the sale of the Notes will be approximately $490.6 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of the Offering to fund part of the consideration payable for the Company’s acquisition of Caliper Life Sciences, Inc. (the “Caliper Acquisition”), which is estimated to be approximately $600 million, net of acquired cash, and to pay certain costs associated with the Caliper Acquisition. To the extent that any net proceeds of the Offering remain following the closing of the Caliper Acquisition or if the Caliper Acquisition is not consummated, the Company intends to use such proceeds for general corporate purposes. The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of October 25, 2011 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture to be dated as of October 25, 2011 between the Company and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated October 25, 2011, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: October 25, 2011	By:	/s/ John L. Healy

		Name:	John L. Healy
		Title:	Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 20, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in the Underwriting Agreement.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).